                Registration No. 333-53347

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NATIONAL PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	61-1303983 (IRS Employer Identification No.)

1231 Durrett Lane Louisville, Kentucky (Address of Principal Executive Offices)	40213-2008 (Zip Code)

_______________________________

 NATIONAL PROCESSING, INC. 1996 STOCK OPTION PLAN
(Full title of the plan)

Timothy J. Mayopoulos
Executive Vice President and General Counsel
Bank of America Corporation
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
(Name and address of agent for service)

(704) 386-7484
(Telephone number, including area code, of agent for service)

             National Processing, Inc.  hereby deregisters 1,516,483 shares of its Common Stock, no par value per share, previously registered in connection with the National Processing, Inc. 1996 Stock Option Plan and remaining unsold thereunder.

SIGNATURES

             The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 29th day of October, 2004.

                                                                                                       NATIONAL PROCESSING, INC.

                                                                                                       By:   /s/ TERESA M. BRENNER
                                                                                                                      Teresa M. Brenner
                                                                                                                      Authorized Representative